EXHIBIT 10.1

RESTRICTED STOCK AGREEMENT

GRANTED TO	GRANT DATE	NUMBER OF SHARES OF RESTRICTED STOCK	SOCIAL SECURITY NUMBER

[Name] [Street Address] [City, State Zip Code]	mm/dd/yyyy	xxxx	xxx-xx-xxxx

1.

This Grant. Apogee Enterprises, Inc., a Minnesota corporation (the “Company”), hereby grants to the individual named above (the “Employee”), as of the above grant date and subject to the terms and conditions set forth in this restricted stock agreement (this “Agreement”) and in the Apogee Enterprises, Inc. 2019 Stock Incentive Plan, as amended from time to time (the “Plan”), the number of shares of restricted stock set forth above (the “Shares of Restricted Stock”). Capitalized terms used in this Agreement which are not defined herein shall have the meanings given to such terms in the Plan.

2.	Vesting and Forfeiture. Except as provided below, the Shares of Restricted Stock shall vest as follows:

Vesting Date	Number of Shares Vested
, 20
, 20
, 20
, 20

Termination of Employment. Upon the Employee’s Termination of Employment, any remaining unvested Shares of Restricted Stock shall cease vesting immediately, and shall be irrevocably forfeited on the 30th day following the Employee’s Termination of Employment, unless vesting is accelerated as provided below.

Retirement or Involuntary Termination Without Cause. In the event the Employee incurs an involuntary Termination of Employment by the Company without Cause, or a voluntary Termination of Employment by reason of the Employee’s Retirement, the Committee reserves the right, exercisable by the Committee prior to or within 30 days following the date of the Employee’s Termination of Employment, to cause vesting of the remaining unvested Shares of Restricted Stock to be accelerated, in whole or in part, as of the date of such Termination of Employment.

Disability or Death. In the event the Employee incurs a Termination of Employment by reason of the Employee’s Disability or death, any remaining unvested Shares of Restricted Stock shall vest as of the date of such Disability or death.

Change in Control. In the event of a Change in Control of the Company and the Employee simultaneously or subsequently incurs a Termination of Employment by the Company without Cause, or by the Employee for Good Reason, any remaining unvested Shares of Restricted Stock shall vest as of the date of such Termination of Employment.

The terms “Cause,” “Good Reason,” and “Termination of Employment” are defined in the attached Exhibit A.

3.

Rights as Shareholder and Restrictions During the Vesting Period. Except as provided below, upon issuance of the Shares of Restricted Stock and prior to vesting, the Employee shall have all of the rights of a shareholder with respect to the Shares of Restricted Stock, including the right to vote the Shares of Restricted Stock, unless and until the Employee forfeits the Shares of Restricted Stock as provided in Section 2. Notwithstanding the foregoing, during the vesting period, the Shares of Restricted Stock shall be subject to the following restrictions:

•

The Company will issue the Shares of Restricted Stock in the Employee’s name and may, at its option, issue the Shares of Restricted Stock by book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. The Shares of Restricted Stock shall be restricted from transfer and shall be subject to an appropriate stop-transfer order. If any certificate is issued, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares of Restricted Stock. If any certificate is issued, the Employee shall be required to execute and deliver to the Company a stock power relating to the Shares of Restricted Stock as a condition to the receipt of this award.

•

Until the Shares of Restricted Stock vest as provided in Section 2, the Employee may not sell, transfer, pledge or otherwise encumber unvested Shares of Restricted Stock. Neither the right to receive the Shares of Restricted Stock nor any interest under the Plan may be transferred by the Employee, and any attempted transfer shall be void.

•

The Employee shall accumulate an unvested right to dividend amounts on the Shares of Restricted Stock if cash dividends are declared on the shares on or after the Grant Date. Each time a dividend is paid on Shares, the Employee shall accrue an amount equal to the amount of the dividend payable on the Employee’s Restricted Stock on the dividend record date. The accrued amounts shall be subject to the same vesting, forfeiture and share delivery terms in Sections 2 and 3 herein as if they had been awarded on the Grant Date. The Employee shall not be entitled to amounts with respect to dividends declared prior to the Grant Date. All dividend amounts accumulated with respect to forfeited Restricted Stock shall also be irrevocably forfeited.

•

Any securities or property (other than cash) that may be issued with respect to the Shares of Restricted Stock as a result of any stock dividend, stock split, business combination or other event shall be subject to the restrictions and other terms and conditions contained in this Agreement.

•

The Employee shall not be entitled to receive any Shares of Restricted Stock prior to the completion of any registration or qualification of the Shares of Restricted Stock under any federal or state law or governmental rule or regulation that the Company, in its sole discretion, determines to be necessary or advisable. In addition, all Shares of Restricted Stock issued hereunder remain subject to all other restrictions provided in the Plan.

4.

Income Taxes. The Employee is liable for any federal, state and local income or other taxes (“Tax-Related Items”) upon the receipt of the Shares of Restricted Stock, the lapse of restrictions relating to the Shares of Restricted Stock or the subsequent disposition of any of the Shares of Restricted Stock, and the Employee acknowledges that he or she should consult with his or her own tax advisor regarding the applicable tax consequences. Upon vesting of the Shares of Restricted Stock, the Employee shall promptly pay to the Company in cash, and/or the Company may withhold from the Employee’s compensation, all applicable taxes required by the Company to be withheld or collected upon such vesting. Absent a timely election of a withholding method, all withholding shall be accomplished by withholding of Shares that would otherwise be released upon vesting having a Fair Market Value equal to the required withholding amounts for Tax-Related Items.

5.

Acknowledgment. This grant of Shares of Restricted Stock shall not be effective until the Employee dates and signs the form of Acknowledgment below and returns a signed copy of this Agreement to the Company. By signing the Acknowledgment, the Employee agrees to the terms and conditions of this Agreement and the Plan and acknowledges receipt of a copy of the prospectus related to the Plan.

ACKNOWLEDGMENT:		APOGEE ENTERPRISES, INC.

By:
EMPLOYEE’S SIGNATURE		[Name]
Chief Executive Officer and President

DATE

DATE

EXHIBIT A

DEFINED TERMS USED IN THE

RESTRICTED STOCK AGREEMENT

The following terms used in this Agreement have the following meanings:

“Cause” shall mean:

(i) the willful and continued failure by the Employee substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness or any such actual or anticipated failure resulting from the Employee’s termination for Good Reason),

(ii) the Employee’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds, or

(iii) the willful engaging by the Employee in misconduct which causes substantial injury to the Company or its Affiliates, its other employees or the employees of its Affiliates or its clients or the clients of its Affiliates, whether monetarily or otherwise. For purposes of this paragraph, no action or failure to act on the Employee’s part shall be considered “willful” unless done, or omitted to be done, by the Employee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

“Good Reason” shall mean the occurrence of any of the following events, in each case, after the Employee has provided written notice to the Company within 30 days of the occurrence of such event and the Company has failed to cure, to the Employee’s reasonable satisfaction, the cause of such event within 30 days after the date of such written notice (and the Employee terminates employment within 30 days of the expiration of such cure period), except for the occurrence of such an event in connection with the termination or reassignment of the Employee’s employment by the Company (or any Affiliate then employing the Employee) for Cause, for Disability or for death:

(i) the assignment to the Employee of employment duties or responsibilities which are not at least of materially comparable responsibility and status as the employment duties and responsibilities held by the Employee immediately prior to a Change in Control, or any removal of the Employee from or any failure to reelect or reappoint the Employee to any positions held by the Employee immediately prior to a Change in Control, except in connection with the termination of his or her employment for Disability, Retirement or Cause, or as a result of the Employee’s death, or by the Employee other than for Good Reason;

(ii) a material reduction by the Company (or any Affiliate then employing the Employee) in the Employee’s base salary as in effect immediately prior to a Change in Control or as the same may be increased from time to time during the term of this Agreement; or

(iii) the Company’s (or any Affiliate then employing the Employee) requiring the Employee to be based anywhere other than within 50 miles of the Employee’s office location immediately prior to a Change in Control, except for requirements of temporary travel on the Company’s business to an extent substantially consistent with the Employee’s business travel obligations immediately prior to a Change in Control.

“Termination of Employment” shall mean the Employee’s termination of employment with the Company and all Affiliates. For avoidance of doubt, if the Employee is employed by an Affiliate that is sold or otherwise ceases to be an Affiliate of the Company, the Employee shall incur a Termination of Employment.